Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333‑181345) of Coca‑Cola Consolidated, Inc. of our report dated February 25, 2020 relating to the financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10‑K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Charlotte, North Carolina

February 25, 2020